UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 4, 2009 (January 24, 2009)

CHINA HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33269 (Commission File Number)	20-5013347 (IRS Employer Identification No.)

1233 Encino Drive Pasadena, CA (Address of Principal Executive Offices)	91108 (Zip Code)
Registrant’s telephone number, including area code: (626) 568-9924

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS
On January 24, 2009, China Healthcare Acquisition Corp. (the “Company”) determined that it would hold its annual meeting of stockholders on March 5, 2009 to consider and act upon proposals to amend its charter to allow for the early distribution of the funds it is holding in trust to holders of shares issued in its initial public offering, to elect a director, to ratify the selection of the independent registered public accounting firm for fiscal year 2008 and to permit the Company to continue its existence beyond its current termination date of April 19, 2009. The Company has set the record date for the annual meeting as February 3, 2009.
In connection with the annual meeting, the Company is filing a definitive proxy statement on February 4, 2009 with the Securities and Exchange Commission, which will be available to investors and security holders for free at the Securities and Exchange Commission’s Web site at http://www.sec.gov when filed and will be available at the Company’s Web site at http://www.chacq.com no later than the time the Company first mails the definitive proxy statement to its stockholders, which mailing is expected to be on or about February 6, 2009. Investors and security holders are advised to read the definitive proxy statement when it becomes available, because it will contain important information about the annual meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTHCARE ACQUISITION CORP.
February 4, 2009	By:	/s/ Alwin Tan
Alwin Tan
Chief Executive Officer